Exhibit 99.1
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                          REGISTRATION RIGHTS AGREEMENT

         REGISTRATION RIGHTS AGREEMENT, dated as of November 14, 1998, by and among BERKSHIRE REALTY COMPANY, INC., a Delaware corporation, its subsidiary, Berkshire Apartments, Inc. (collectively, the "General Partner"), and each of those parties who are or become parties to the Amended and Restated Agreement of Limited Partnership of BRI OP Limited Partnership (the "Partnership") dated as of May 1, 1995, as amended (the "Partnership Agreement"), as limited partners of the Partnership pursuant to Amendment No. _____ to the Partnership Agreement (the "Rights Holders").

         A. Pursuant to the Partnership Agreement, the Rights Holders have the right at any time and from time to time to convert all or a portion of their units of partnership interest in the Partnership ("Partnership Units") into shares (the "Shares") of the General Partner's common stock, par value $.01 per share (the "Common Stock"), or cash, as selected by the General Partner.

         B. In order to induce the Rights Holders to enter into the Partnership Agreement, the General Partner has agreed to provide certain registration rights with respect to the Shares as set forth in this Agreement.

         In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. Securities Subject to this Agreement. The securities entitled to the benefits of this Agreement are the Shares issued by the General Partner to the Rights Holders upon conversion (pursuant to Article XI of the Partnership Agreement) of Partnership Units held


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by such Rights Holders, and any other securities issued by the General Partner in exchange for any of such Shares (collectively, the "Registrable Securities" but, with respect to any particular Registrable Security, only so long as it continues to be a Registrable Security. Registrable Securities shall include any securities issued as a dividend or distribution on account of Registrable Securities or resulting from a subdivision of the outstanding shares of Registrable Securities into a greater number of shares (by reclassification, stock split or otherwise). For the purposes of this Agreement, a security that was at one time a Registrable Security shall cease to be a Registrable Security when (i) such security has been effectively registered under the Securities Act and such security has been disposed of pursuant to such registration statement,
(ii) such security is sold, or is capable of being sold, in reliance on Rule 144 (or any similar provision then in effect) under the Securities Act, (iii) such security has been otherwise transferred and (a) the General Partner has delivered a new certificate or other evidence of ownership not bearing the legend set forth on the Shares upon the initial issuance thereof (or other legend of similar import) and (b) in the reasonable opinion of counsel to the General Partner, the subsequent disposition of such security would not require the registration or qualification under the Securities Act, or (iv) such security has ceased to be outstanding.

         2. Shelf Registration.

            (i) Initial Shelf Registration.

                  (a) The General Partner shall file a "shelf" registration statement with respect to all Registrable Securities on any appropriate form pursuant to Rule 415 (or similar rule that may be adopted by the Commission) under the Act (the "Initial Shelf Registration") on or within two weeks either side of the date which is one year and ten days after the closing date of the Questar Transactions (the "Filing Date") (i) covering the issuance of


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the Common Stock by the General Partner upon conversion of the Partnership
Units, and (ii) if required by any Rights Holder, the resale of such Rights Holder's Common Stock issuable upon conversion of the Partnership Units and, shall use its best efforts to have such Initial Shelf Registration declared effective by the Commission on or prior to 90 days after the Filing Date.

                  (b) The General Partner shall use its best efforts to keep the Shelf Registration continuously effective until all the Registrable Securities covered by the Shelf Registration have been sold pursuant to the terms of the Shelf Registration.

                  The Company further agrees: (i) if requested by any Rights Holder in connection with any sale by such Rights Holder (other than pursuant to an underwritten offering), to promptly include in any Initial Shelf Registration or Demand Shelf Registration Statement (as defined below), as the case may be, and related prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Rights Holder(s) may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Registrable Securities; and (ii) to make all required filings of any prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such prospectus supplement or post-effective amendment.

                  (ii) Shelf Registration Upon Demand. In the event that the General Partner is unable to perform the obligations set forth in Section 2.1, subject to the provisions of Section 2.3, upon the written request of any Rights Holder at any time requesting that the General Partner effect the registration rights provided under this Section 2 (the "Request"), and specifying in the Request the number of Registrable Securities to be registered and the intended method of disposition thereof, the General Partner shall promptly, but in any event

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within 10 days after receipt of the Request, give written notice to all other
Rights Holders that the General Partner has received the Request (the "Notice"), and will thereupon use its best efforts to file within 60 days after receipt of the Request a registration statement (a "Demand Shelf Registration Statement"), on Form S-3 or other appropriate form under the Securities Act for an offering to be made on a delayed or continuous basis pursuant to Rule 415 thereunder or any similar rule that may be adopted by the Securities and Exchange Commission (the "Commission"), with respect to sales in ordinary course brokerage or dealer transactions not involving an underwritten public offering, covering (i) all Registrable Securities held by the Rights Holder identified in the Request and
(ii) all other Registrable Securities which the General Partner has been requested to register by the holders thereof by written request delivered to the General Partner within 30 days after the giving of the Notice by the General Partner (which request shall specify the number of Registrable Securities to be registered and the intended method of disposition thereof). The General Partner shall use all reasonable efforts to cause the Demand Shelf Registration Statement to be declared effective by the commission as soon as practicable after the filing thereof and to keep the Demand Shelf Registration Statement continuously effective for a period of two years from the date the Demand Shelf Registration Statement is declared effective (or such shorter period ending upon the date that all Registrable Securities initially covered by the Demand Shelf Registration Statement cease to be Registrable Securities); provided that if the General Partner shall furnish to the Rights Holders whose Registrable Securities are covered by such Demand Shelf Registration Statement a certificate signed by the President of the General Partner stating that, in the good faith judgment of the Board of Directors of the General Partner, it would be significantly disadvantageous to the General Partner and its stockholders for any such Demand Shelf Registration Statement to be filed, amended or supplemented, the


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General Partner may defer such filing, amending or supplementing of such Demand
Shelf Registration Statement for a period of not more than 60 days (the "No Sale Period") and in such event such Rights Holders shall be required to discontinue disposition of any Registrable Securities covered by such Demand Shelf Registration Statement during such period, in which case the General Partner shall extend the period during which such Demand Shelf Registration Statement shall be maintained effective pursuant to this-Section 2.2 by the number of days during the No Sale Period.

                  (iii) Limitation on Demand Registration Rights.
Notwithstanding the provisions of Section 2.2, the General Partner shall not be obligated to file a Demand Shelf Registration Statement more often than once during any twelve-month period.

         3. Restrictions on Public Sale. In the event the General Partner intends to issue shares of its capital stock to the public in an underwritten offering, each of Messrs. Morton Gorn, Stephen M. Gorn and John B. Golvin agrees, if requested by the managing underwriter or underwriters for such underwritten offering, not to effect any public sale or distribution of Registrable Securities or any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, during the 14 days prior to, and during the 180-day period beginning on, the effective date of such underwritten offering (except as part of such underwritten offering).

         4. Registration Procedures. Whenever a Rights Holder has requested that any Registrable Securities be registered pursuant to Section 2, the General Partner shall:
                  (i) use all reasonable efforts to register or qualify such Registrable Securities under such securities or "blue sky" laws of such jurisdictions as any Rights Holder identified in the Request reasonably requests in writing, and shall do any and all other acts


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and things that may be reasonably necessary or advisable to register or qualify for sale in such jurisdictions the Registrable securities owned or to be acquired by such Rights Holder upon conversion of such Rights Holder's Partnership Units; provided, however, that the General Partner shall not be required to (a) qualify generally to do business in any jurisdiction where it is not then so qualified, (b) subject itself to taxation in any such jurisdiction,
(c) consent to general service of process in any such jurisdiction or (d) provide any undertaking required by such securities or "blue sky" laws or make any change in its charter or bylaws that the Board of Directors determines in good faith to be contrary to the best interests of the General Partner and its stockholders;

                  (ii) notify the Rights Holders whose Registrable Securities are covered by the Initial Shelf Registration or the Demand Shelf Registration Statement, as the case may be, at any time when a prospectus relating to the Initial Shelf Registration or the Demand Shelf Registration Statement, as the case may be, is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Initial Shelf Registration or such Demand Shelf Registration Statement, as the case may be, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare and file with the Commission a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Rights Holders' Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and


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                  (iii) use all reasonable efforts to cause all Registrable
Securities covered by the Initial Shelf Registration or the Demand Shelf Registration Statement, as the case may be, to be listed on each securities exchange on which similar securities issued by the General Partner are then listed, provided that the applicable listing requirements are satisfied. The General Partner may require any Rights Holder who is a seller or prospective seller of Registrable Securities as to which a registration is being effected to furnish to the General Partner such information regarding the distribution of such Registrable Securities and other matters as may be required to be included in the Initial Shelf Registration or the Demand Shelf Registration Statement, as the case may be.

         Each Rights Holder who is a seller or prospective seller of Registrable Securities agrees that, upon receipt of any notice from the General Partner of the happening of any event of the kind described in paragraph (ii) of this
Section 4, such Rights Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Initial Shelf Registration or the Demand Shelf Registration Statement, as the case may be, until such Rights Holder's receipt of copies of the supplemented or amended prospectus contemplated by paragraph (ii) of this Section 4 and, if so directed by the General Partner, such Rights Holder shall deliver to the General Partner all copies of the prospectus covering such Registrable Securities current at the time of receipt of such notice. If the General Partner shall give any such notice, the General Partner shall extend the period during which such Initial Shelf Registration or such Demand Shelf Registration Statement, as the case may be, shall be maintained effective pursuant to Section 2 by the number of days during the period from and including the date of the giving of such notice pursuant to paragraph (ii) of this Section 4 to and including the date when each Rights Holder who is a seller or prospective seller of Registrable securities covered by such Initial Shelf Registration or such Demand


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Shelf Registration Statement, as the case may be, shall have received the copies of the supplemented or amended prospectus contemplated by paragraph (ii) of this
Section 4.

         5. Registration Expenses. The General Partner shall pay all expenses incident to its performance of or compliance with this Agreement, including, without limitation, (i) all Commission, stock exchange and National Association of Securities Dealers, Inc., registration, filing, transfer agent and listing fees, (ii) all fees and expenses incurred in complying with securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, and (iv) all fees and disbursements of the General Partner's independent public accountants and counsel, in each case, regardless of whether such registration becomes effective, unless such Initial Shelf Registration or such Demand Shelf Registration Statement, as the case may be, fails to become effective as a result of the fault of a Rights Holder; provided, however, that the General Partner shall not pay the costs and expenses of any Rights Holder relating to selling commissions and discounts relating to Registrable Securities to be sold by such Rights Holder, brokerage fees, transfer taxes or the fees or expenses of any counsel, accountants or other representatives retained by the Rights Holders, individually or in the aggregate.

         6. Indemnification; Contribution.

                  (i) Indemnification by the General Partner, The General Partner agrees to indemnify, to the fullest extent permitted by law, each Rights Holder, its officers, directors, partners and agents and each person, if any, who controls such Rights Holder (within the meaning of the Securities Act), against any and all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or

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supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information with respect to such Rights Holder furnished in writing to the General Partner by such Rights Holder expressly for use therein or by such Rights Holder's failure to deliver a copy of the prospectus or any supplements thereto after the General Partner has furnished such Rights Holder with a sufficient number of copies of the same or by the delivery of prospectuses by such Rights Holder after the General Partner notified such Rights Holder in writing to discontinue delivery of prospectuses.

                  (ii) Indemnification by Rights Holders. In connection with any registration statement in which a Rights Holder is participating, each such Rights Holder shall furnish to the General Partner in writing such information and affidavits with respect to such Rights Holder as the General Partner reasonably requests for use in connection with any such registration statement or prospectus and agrees to indemnify, severally and not jointly, to the fullest extent permitted by law, the General Partner, its officers, directors, partners and agents and each person, if any, who controls the General Partner (within the meaning of the Securities Act) against any and all losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement or omission is contained in or omitted from, as the case may be,


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any information or affidavit with respect to such Rights Holder so furnished in writing by such Rights Holder.

                  (iii) Conduct of Indemnification Proceedings. Any party that proposes to assert the right to be indemnified under this Section 6 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. If the indemnifying party assumes the defense, the indemnifying party shall have the right to settle such action without the consent of the indemnified party; provided, however, that the indemnifying party shall be required to obtain such consent (which consent shall not be unreasonably withheld) if the settlement includes any admission of wrongdoing on the part


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of the indemnified party or any decree or restriction on the indemnified party or its officers or directors; provided, further, that no indemnifying party, in the defense of any such action, shall, except with the consent of the indemnified party (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such action. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party,
(iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties, It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time from all such indemnified party or parties unless (a) the employment of more than one counsel has been authorized in writing by the indemnifying


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party or parties, (b) an indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties, or (c) a conflict or potential conflict exists (based on advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent shall not be unreasonably withheld).

                  (iv) Contribution. If the indemnification provided for in this
Section 6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, to the extent such indemnification is unavailable, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions that resulted in such losses, claims, damages, liabilities or expenses. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6.3, any


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legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person.

         If indemnification is available under this Section 6, the indemnifying parties shall indemnify each indemnified party to the fullest extent provided in
Section 6.1 and 6.2 without regard to the relative fault of said indemnifying parties or indemnified party.

         7. Rule 144. The General Partner covenants that it shall use all reasonable efforts to file the reports required to be filed by it under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the commission thereunder (or, if the General Partner ceases to be required to file such reports, it shall, upon the request of any Rights Holder, make publicly available other information), and it shall, if feasible, take such further action as any Rights Holder may reasonably request, all to the extent required from time to time to enable such Rights Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rules or regulations hereafter adopted by the Commission. Upon the written request of any Rights Holder, the General Partner shall deliver to such Rights Holder a written statement as to whether it has complied with such requirements.


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         8. Miscellaneous.

                  (i) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended in a manner adverse to the Rights Holders unless the General Partner has obtained the written consent of all Rights Holders existing at the time of such amendment.

                  (ii) Notices. Any notice or other communication required or permitted hereunder shall be given in accordance with the terms of the Partnership Agreement.

                  (iii) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns, and any permitted transferee of a Rights Holder shall be a "Rights Holder" under this Agreement. No Rights Holder may assign its rights hereunder to any person who is not a permitted transferee of such Rights Holder pursuant to the terms of the Partnership Agreement and no Rights Holder may assign its rights hereunder to any person who does not acquire all or substantially all of such Rights Holder's Registrable securities or Partnership Units, as the case may be; provided, however, that the Rights Holders may transfer and assign their respective Registration Rights to their respective partners in proportion to each partner's interest in the Partnership Units held by the Rights Holder at such time as the Rights Holder distributes Partnership Units to its partners. A partner in a Rights Holder assigned Registration Rights pursuant to such a distribution of Partnership Units shall then become a Rights Holder subject to the benefits and obligations of this Agreement.

                  (iv) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.


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                  (v) Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE.

                  (vi) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, it being intended that all of the rights of the Rights Holders shall be enforceable to the fullest extent permitted by law.

                  (vii) Entire Agreement. This Agreement, together with the Partnership Agreement, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings other than those set forth or referred to herein or in the Partnership Agreement. This Agreement, together with the Partnership Agreement, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.


                                            BERKSHIRE REALTY COMPANY, INC.

                                            By:_________________________________
                                               Name:
                                               Title:



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EACH PERSON WHO QUALIFIES AS A "RIGHTS HOLDER" (as defined in the introductory paragraph hereof)



                                     [Signature of each new partner]











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